Exhibit 10.20.4

THIRD AMENDMENT TO THE
2006 NONQUALIFIED DEFERRED COMPENSATION PLAN
OF OLD DOMINION FREIGHT LINE, INC.

This Third Amendment to the 2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc. (“Plan”) is made and entered into by Old Dominion Freight Line, Inc. (“Company”). Defined terms used in the Plan, effective January 1, 2006 and as restated effective January 1, 2009 and further amended effective January 1, 2010 and November 10, 2011, shall have the same meaning therein as herein.

RECITALS

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend Section 9.1 of the Plan to clarify Plan provisions related to domestic relations orders under Section 414(p) of the Internal Revenue Code; and

WHEREAS, the Company desires to evidence these changes by this Amendment.

NOW, THEREFORE, IT IS DECLARED that upon approval of this Amendment by the Board of Directors on January 29, 2015, the Plan shall be and hereby is amended as follows:

1.Section 9.1 is amended and restated in its entirety to read as follows:

9.1    Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p)(1)(B), no portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts. The Committee may accelerate the time or schedule of payment from the Plan in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ii) to the extent necessary to fulfill the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)); provided, however, that any such distribution may be made only to the extent the Participant’s Accrued Benefit is vested.

2.	Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Third Amendment is executed by the Company.

OLD DOMINION FREIGHT LINE, INC.

By: /s/ David S. Congdon
David S. Congdon, President and Chief
Executive Officer

ATTEST:

/s/ Ross H. Parr
Ross H. Parr
Vice President – Legal Affairs, General Counsel and Secretary

(Corporate Seal)

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